EXHIBIT 10.11

EARL HARRISON SETTLEMENT AGREEMENT

This Settlement Agreement is made and entered into effective as of April 9, 2010, by and between Earl Harrison a Nevada Individual, Golden Phoenix Minerals, Inc. a Nevada corporation and Win-Eldrich Gold, Inc. a Nevada Corporation.

Golden Phoenix Minerals owes Earl Harrison a balance of $180,140.37 and would like to settle this balance owed to him by receiving half or $90,070.18 by certified funds from Golden Phoenix Minerals and the balance of $90,070.19 would be paid by Win-Eldrich Gold Inc. and be reduced from the Secured Promissory Note that Win-Eldrich Gold Inc. has with Golden Phoenix Minerals.  Win-Eldrich Gold and Golden Phoenix will add this to the Promissory Note Modification Agreement that they are currently working on with another issue.  Signatures may be executed by sending a signed copy of this agreement by facsimile, e-mail or other form of electronic transmission.

Executed on the day and year first written above.

/s/ Earl Harrison	4/9/10
Earl Harrison	Date

/s/ Jeff Gall	4/9/10
Win-Eldrich Gold Inc.	Date
By: Jeff Gall - CFO

/s/ Rob Martin	4/9/10
Golden Phoenix Minerals, INC	Date
By: Rob Martin - President